Exhibit 10.17

Pension Fund of

Philip Morris in Switzerland

Regulations

IC Pension Plan

January 2011

Pension Fund Philip Morris in Switzerland
Regulations - IC Pension Plan	page i

Table of contents

Introduction	1

1. Membership in the IC Plan	1

Article 1 - General Principle	1

Art. 2 - Start of Membership	1

Art. 3 - Termination of Membership	1

2. Definitions	2

Art. 4 - Normal retirement	2

Art. 5 - Contributory salary	2

Art. 6 - Retirement savings capital	2

Art. 7 - Retirement credits	3

Art. 8 - Voluntary contributions	3

Art. 9 - Loss of benefits	4

Art. 10 - Interest	4

3. IC Pension Plan benefits	5

General principles	5

Art. 11 - Insured benefits	5

Art. 12 - Payment	5

Art. 13 - Rights in Case of Third Party Liability	6

Art. 14 - Contributory negligence	6

Art. 15 - Assignment, Pledge and Compensation	6

Art. 16 - Statute of limitations	6

Retirement Pension or Lump-sum Retirement Capital	7

Art. 17 - Entitlement	7

Art. 18 - Amount	7

Art. 19 - Repealed	7

Lump-sum disability benefit	8

Art. 20 - Recognition of Disability	8

Art. 21 - Entitlement and amount	8

Lump-sum death benefit	8

Art. 22 - Entitlement and amount	8

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Art. 23 - Beneficiaries	9

Benefits in Case of Divorce	9

Art. 24 - Transfer of Termination Benefit in Case of Divorce	9

Vested Termination Benefit	9

Art. 25 - Termination of employment	9

Art. 26 - Amount of the Vested Termination Benefit	10

Art. 27 - Minimum Amount of Vested Termination Benefit	10

Art. 28 - Transfer of the Vested Termination Benefit	11

Art. 29 - Cash Payment	11

Art. 30 - End of insurance	12

Maintenance of Insurance Coverage	12

Art. 31 - Maintenance of Insurance as an External Member	12

Encouragement of Home Ownership	13

Art. 32 - General Provisions	13

Art. 33 - Definition of a Residence for the Member’s Own Use	13

Art. 34 - Forms of Encouragement	14

Art. 35 - Proof	14

Art. 36 - Withdrawal - Entitlement	14

Art. 37 - Amount	15

Art. 38 - Consequences	15

Art. 39 - Implementation	16

Art. 40 - Repayment	16

Art. 41 - Sale of the Residential Property	17

Art. 42 - Pledge - Principle	18

Art. 43 - Consequences of Enforcing a Lien	18

Art. 44 - Consent of the Mortgagee	18

Art. 45 - Tax Provisions on the Encouragement of Home Ownership	19

4. IC Pension Plan Resources	20

Art. 46 - General Resources	20

Art. 47 - Member’s Contributions	20

Art. 48 - Employer’s contribution	20

Art. 49 - Remedial measures	21

Art. 50 - Assets	21

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5. Administration	21

Art. 51 - Pension Board	21

Art. 52 - Term of Office	22

Art. 53 - Duties, Powers, Convening, Resolutions	22

Art. 54 - Meetings and Resolutions	22

Art. 55 - Auditors	23

Art. 56 - Accredited Pension Actuary	23

Art. 57 - Liability, Confidentiality	23

Art. 58 - Information	24

6. Transitional Provisions	24

Art. 59 - Voluntary Contributions on the Entry into Effect of the IC Plan	24

Art. 60 - Repealed	24

Art. 61 - Disability Benefits	24

7. Final Provisions	25

Art. 62 - Amendment of the Regulations	25

Art. 63 - Interpretation	25

Art. 64 - Disputes	25

Art. 65 - Translations	25

Art. 66 - Supplementary Regulations	25

Art. 67 - Effective Date	26

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 1

Introduction

The objective of the Pension Fund of Philip Morris in Switzerland (hereafter “the Pension Fund”) is to protect the employees of the Philip Morris Group in Switzerland and companies which, in accordance with the Statutes, can be affiliated with the Fund (hereafter: “the Employer” or, collectively, “the Employers”) against the economic consequences of retirement, disability and death.

In compliance with Article 5 of the Statutes governing the Pension Fund of Philip Morris in Switzerland, the Pension Board issues the regulations for this Plan supplementing the pension measures covered by the Main Plan (hereafter: “the IC Pension Plan”).

The IC Pension Plan is a “defined contributions plan” within the meaning of Article 15 of the Federal Law on Vesting in Pension Plans of 17 December 1993 (hereafter: “LFLP/FZG”).

The benefits contemplated in these Regulations supplement the benefits under the Plan Rules of the Pension Plan of Philip Morris in Switzerland (hereafter, “the Main Plan”), which is a “defined benefits plan” within the meaning of Article 16 LFLP/FZG. The benefits of the Supplemental Plan are paid out together with those of the Main Plan.

In these Regulations, words importing the masculine gender refer equally to men and women.

Persons bound by a registered civil partnership, within the meaning of the Federal Law on Registered Civil Partnerships Between Persons of the Same Sex, are treated in the same way as married persons (spouses) as defined in these Regulations. The registration of a civil partnership at a registry office is treated in the same way as a marriage and the dissolution of a civil partnership by a court is treated in the same way as a divorce.

1.	Membership in the IC Plan

Article 1 - General Principle

1.	Membership in the IC Plan is compulsory for all grade I employees or higher (banded) who are members of the Pension Fund’s Main Plan.

Art. 2 - Start of Membership

1.	Membership in the IC Plan commences on the first day of the month in which a bonus is paid. As a result, the employee acquires the status of insured member.

Art. 3 - Termination of Membership

1.	Membership in the IC Pension Plan ceases at the date of termination of employment

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2.	Termination of membership in the IC Plan entails the loss member status, subject, however, to Article 30 (end of insurance) and Article 31 (maintenance of insurance cover as external member) and to the Pension Fund’s obligation to provide the individual concerned with all necessary information.

2.	Definitions

Art. 4 - Normal retirement

1.	Normal retirement begins on the first day of the month following a member’s 65th birthday, irrespective of gender.

Art. 5 - Contributory salary

1.	The contributory salary of members in salary bands A to F is equal to the contributory salary of the Main Plan. This salary is hereafter referred to as “contributory salary I”.

The contributory salary I is limited to ten times the maximum amount defined in Article 8(1) LPP/BVG.

2.	The contributory salary of members in salary bands G to I is equal to the bonus (IC). This salary is hereafter referred to as “contributory salary II”.

The contributory salary II is limited to ten times the upper amount defined in Article 8(1) LPP less the sum of compensation elements defined in Article 6(1) of the Main Plan regulations.

3.	If any bonus (IC) is paid during the current year, the contributory salary is equal to zero.

4.	The contributory salary never includes any compensation earned from employment with a third party.

Art. 6 - Retirement savings capital

1.	A retirement savings capital is created for each member, consisting of: - retirement credits in accordance with Article 7 below;

•	the member’s voluntary contributions;

•	possible repayments of amounts lost in implementation of Article 9 (loss of benefits); and

•	interest accrued on the above amounts.

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Art. 7 - Retirement credits

1.	The retirement credits calculated on a yearly basis and expressed as a percentage of the contributory salary are equal to:

a.	contributory salary I:

•	salary bands A to D: 3%

•	salary band E: 10.2%

•	salary band F: 9.0%

b.	contributory salary II: 12%

Art. 8 - Voluntary contributions

1.	An active member who has accrued the maximum duration specified in Article 10(1) of the Main Plan regulations may purchase pension benefits at any time by means of a voluntary contribution.

2.	Vested termination benefits that are not entirely absorbed by the Main Plan in accordance with Article 10(5) of its regulations may be applied to the purchase of benefits in the IC Pension Plan.

3.	Voluntary contributions are limited to the difference between:

a.	contributory salary I:

•	3 % of the contributory salary I, multiplied by the difference in years between the year of the member’s 30th birthday and the current calendar year, and

•	the retirement savings capital accrued at the date of the voluntary contribution, increased by an annual interest of 4%;

b.	contributory salary II:

•	12 % of the contributory salary, multiplied by the difference in years between the year of the member’s 30th birthday and the current calendar year, and

•	the retirement savings capital accrued at the date of the voluntary contribution, increased by an annual interest of 4%.

The reference salary for calculating the maximum voluntary contribution is equal to the average of the last three contributory salaries II earned since the start of membership in the IC Pension Plan

4.	Members can only make a voluntary contribution if they have fully repaid any previous withdrawals obtained for the financing of home ownership (subject to Article 40(1)(a).

5.	The maximum amount that may be allocated to the voluntary purchase is reduced by any vested termination benefit that has not been transferred to the Fund plus that portion of the member’s 3a pillar assets which exceeds the sum of the maximum annual tax deductible contributions from age 24, plus interest, in accordance with Article 7(1)(a) OPP 3.

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6.	In the case of members arriving from abroad who have never belonged to a pension plan in Switzerland, the maximum annual voluntary contribution is limited, during the first 5 years of membership in a Swiss pension scheme, to 20 % of the contributory salary.

7.	Benefits deriving from a member’s voluntary contributions may not be paid out in the form of capital for at least three years.

8.	If one of the Employers finances all or part of a purchase of benefits in the context of a member’s international transfer within the Philip Morris Group, an agreement will be concluded between the Fund, the Employer and the member.

Art. 9 - Loss of benefits

1.	If Article 24 (transfer of vested termination benefits in case of divorce) is applied following a divorce, the member’s retirement savings capital will be reduced and his voluntary and regulatory contributions accounts will be adjusted accordingly.

2.	If a member makes a withdrawal for the financing of home ownership and an amount is transferred from the IC Pension Plan, the member’s retirement savings capital will also be reduced and his voluntary and regulatory contributions accounts will be adjusted accordingly.

Art. 10 - Interest

1.	The interest rate payable on the retirement savings capital is set by the Pension Board.

2.	Interest is credited at the end of each calendar year or on the date the member leaves the IC Pension Plan if an insured event occurs during the year.

3.	Retirement credits bear interest from the 1st day of the month following their payment; voluntary contributions bear interest from the date they are paid in.

4.	The default interest rate is the minimum interest rate set in the LPP plus one percentage point.

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3.	IC Pension Plan benefits

General principles

Art. 11 - Insured benefits

1.	Subject to the conditions set out below, the IC Pension Plan insures benefits in the form of:

a)	retirement pension or lump-sum retirement capital;

b)	lump-sum disability benefit;

c)	lump-sum death benefit

d)	benefits in case of divorce;

e)	vested termination benefit;

f)	encouragement of home ownership.

Art. 12 - Payment

1.	IC Pension Plan benefits are payable as follows:

a)	lump-sum capital: within 30 days after falling due, but not before the legal beneficiaries are identified with certainty;

b)	termination benefits: on the date the member leaves the Pension Fund.

2.	IC Pension Plan benefits are payable at the Pension Fund’s registered office. They are payable in Switzerland in Swiss francs, to a bank or postal account at the address provided by the beneficiary. The Fund reserves the right to refuse a payment address if electronic payment is not possible. The provisions of international treaties remain applicable

3.	The Fund may require written proof of benefit entitlement; if the beneficiary fails to produce such proof, the Fund may suspend benefit payments.

4.	The Pension Fund can request repayment of any benefits wrongly paid or received. Repayment may be waived where the beneficiary acted in good faith and repayment would cause great hardship.

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Art. 13 - Rights in Case of Third Party Liability

1.	If the Fund is not subrogated to the rights of the member, his survivors and other beneficiaries defined in Art. 46 pursuant to the LPP, it may require a disabled member or the survivors of a deceased member to assign their rights against any third party liable for the death or disability, up to the amount of the benefits payable by the Fund.

2.	The Fund may suspend benefits until it receives such assignment.

Art. 14 - Contributory negligence

1.	If the AVS/AI//AHV/IV reduces, withdraws, or denies benefits on the grounds that the death or disability of the member was caused through gross negligence on the part of the beneficiary, or if the member refuses rehabilitation measures imposed by the AI/IV, the Pension Board may reduce Fund benefits in an amount not exceeding the measure imposed by the AVS/AI//AHV/IV.

Art. 15 - Assignment, Pledge and Compensation

1.	Benefit entitlements may not be assigned or pledged before they fall due. However, Article 42 (pledge) remains applicable.

2.	Entitlement to Fund benefits may only be set off against claims assigned to the Fund by the Employer if such claims relate to contributions that are not deducted from the salary.

3.	Any legal instrument which contravenes paragraphs 1 and 2 is null and void.

Art. 16 - Statute of limitations

1.	Actions for recovery of receivables are time-barred after 5 years in the case of contributions or periodical benefits, and after 10 years in all other cases.

2.	Article 41 LPP/BVG and Articles 129 to 142 of the Swiss Code of Obligations are applicable in all other respects.

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Retirement Pension or Lump-sum Retirement Capital

Art. 17 - Entitlement

1.	Entitlement to retirement benefits begins on the normal retirement date.

2.	If a member leaves the Main Plan after the last day of the month preceding his 58th birthday for any reason other than death or disability, he is entitled to the retirement benefits of the IC Pension Plan from that date. Article 25(1bis) (entitlement to a vested termination benefit) remains applicable.

3.	A member who has applied to the Main Plan for a partial or full retirement pension may use all or part of his IC Pension Plan retirement savings capital to purchase retirement pension benefits from the Main Plan. Pension benefits thus purchased are governed by the regulations of the Main Plan.

4.	The member must inform the Pension Fund’s management of his choice 3 months before retirement date, otherwise he shall be deemed to have opted for payment of a lump-sum retirement capital. Article 8(7) remains applicable.

5.	If the member is married, payment of a lump-sum capital is subject to the written consent of his spouse. If such agreement cannot be obtained or if it is refused, the member may appeal to the courts.

Art. 18 - Amount

1.	The lump-sum retirement capital is equal to the retirement savings capital accrued at the retirement date.

2.	The annual retirement pension purchased in the Main Plan results from the conversion of all or part of the accrued retirement savings capital using the conversion factor for the member’s age at retirement indicated in Annexe 1 of the Main Plan regulations, plus a percentage of the reserve for changes in mortality tables indicated in the balance sheet of the Main Plan on 1 January of the year of retirement.

Art. 19 - Repealed

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Lump-sum disability benefit

Art. 20 - Recognition of Disability

1.	A member who is recognised as disabled under the Main Plan regulations qualifies as disabled at the same date and to the same degree under the IC Pension Plan.

Art. 21 - Entitlement and amount

1.	The member is entitled to a lump-sum disability benefit when he is recognised as disabled under the Main Plan regulations.

2.	The lump-sum disability benefit is equal to the accrued retirement savings capital at the date of recognition of disability by the Main Plan.

3.	Entitlement to the full Main Plan pension entails entitlement to full payment of the capital.

If the member is entitled to a partial rent under the Main Plan regulations, the lump-sum disability benefit is paid in the same proportion.

Lump-sum death benefit

Art. 22 - Entitlement and amount

1.	If an active member dies, a lump-sum death benefit is payable to the beneficiaries in accordance with Article 23 below.

2.	The lump-sum death benefit is equal to:

a)	the retirement savings capital accrued at the date of the member’s death, if the beneficiaries are beneficiaries within the meaning of Article 23(1) of these Regulations, or of Article 46(1) of the Main Plan regulations.

b)	50 % of the retirement savings capital, but no less than the aggregate of the member’s contributions, without interest, if the beneficiaries are “other legal heirs” within the meaning of the LPP.

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Art. 23 - Beneficiaries

1.	The lump-sum death benefit is payable:

•	first: to the surviving spouse to the surviving partner who can claim payment of a pension in accordance with Article 40bis of the Main Plan regulations;

•	failing them: to the other beneficiaries in accordance with Article 46 of the Main Plan regulations.

2.	If there are no beneficiaries in accordance with paragraph 1 above, the lump-sum death benefit vests in the IC Pension Plan.

Benefits in Case of Divorce

Art. 24 - Transfer of Termination Benefit in Case of Divorce

1.	If an active member divorces, the termination benefits that accrued to the member and his ex-spouse during their marriage are divided between them in accordance with Sections 122, 123, 141 and 142 of the Swiss Civil Code. The Court automatically notifies the Fund of the amount to be transferred and all information necessary for the transfer.

2.	If the court notifies the Fund in accordance with paragraph 1, the retirement savings capital in the IC Pension Plan at the time of the divorce is reduced by the amount attributed by the court to the ex-spouse. The member may partially or fully repay the amount thus transferred; the repayment will be applied to rebuilding his retirement savings capital.

3.	The sum of voluntary contributions made by the member up to the divorce will be reduced proportionately to the reduction in retirement savings capital.

Vested Termination Benefit

Art. 25 - Termination of employment

1.	A member who leaves the Main Plan for any reason other than death or disability before he is entitled to draw retirement benefits is entitled to vested termination benefits in the amount determined in accordance with Article 26 (amount of vested termination benefits) and Article 27 (minimum amount of vested termination benefits) below.

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1bis

A member wishing to avail himself of his right to a termination benefit in accordance with Article 51(1bis) of the Main Plan regulations, obtains also a vested termination benefit from the IC Pension Plan.

2.	Vested termination benefits are payable when a member leaves the IC Pension Plan. After that date, they earn interest at the minimum LPP/BVG rate. If the Fund does not transfer the benefits due within 30 days of receipt of all requisite information, default interest shall accrue as of that time.

Art. 26 - Amount of the Vested Termination Benefit

1.	Subject to Article 27 below, the vested termination benefits are equal to the member’s retirement savings capital at the date he leaves, after taking into account Article 24 (transfer of vested termination benefits in case of divorce) and Article 38 (withdrawals - consequences).

2.	If, on the last day of employment, the member was employed with the Philip Morris Group for less than 5 years starting from the date of the member’s 18th birthday, the vested termination benefit will be reduced by any amounts financed by the Employer pursuant to Articles 8(8). That reduction is decreased by one tenth of the amount financed by the Employer for every year of employment with the Philip Morris Group starting from the date of the member’s 18th birthday. The reduction for a fraction of a year is calculated pro rata temporis. The amount not attributed to the member is treated as a contribution reserve of the Employer. If, on the last day of employment, the member has been employed with the Philip Morris Group for 5 years or more since the date of his 18th birthday, no reduction shall be made.

Art. 27 - Minimum Amount of Vested Termination Benefit

1.	When a member leaves the Pension Fund, he is entitled at least to any voluntary contributions made pursuant to Articles 8 and 59, and to any repayments of amounts lost pursuant to Article 9, with interest at the rate set in the LPP; in addition, the member is entitled to any personal contributions to the IC Pension Plan paid in after 1 January following his 24th birthday, without interest but increased by 4 % per year over age 20, up to a maximum of 100%, after Articles 24 (transfer of termination benefits in case of divorce) and 38 (withdrawals - consequences) have been taken into account.

2.	The vested termination benefits are reduced by any amount financed by the Employer in accordance with Article 8(8). That deduction is reduced by one tenth of the amount financed by the Employer for every year of contribution to the IC Pension Plan. The reduction for a fraction of a year is calculated pro rata temporis. The amount not attributed to the member is treated as a contribution reserve of the Employer.

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Regulations IC Pension Plan	page 11

Art. 28 - Transfer of the Vested Termination Benefit

1.	When a member leaves the Pension Fund, the Fund informs him of the amount of his vested termination benefits, inviting him to provide the necessary instructions for their transfer within 30 days in accordance with paragraphs 2 and 3 below.

2.	If the member starts working for a new employer, the Fund shall transfer the vested termination benefits together with the vested termination benefits of the Main Plan to the new employer’s pension plan in accordance with the member’s instructions.

3.	If the member does not go to work for a new employer, he may choose between:

a)	purchasing a vested benefits policy with an insurance company subject to ordinary insurance regulation, or with a group of such insurance companies, or with an insurance company under public law within the meaning of Art. 67(1) LPP/BVG; or

b)	opening a vested benefits account with a pension fund whose assets are invested by, or with, a bank governed by the Federal Law on Banks and Savings Institutions.

4.	If the member fails to provide the requisite information within the specified time, the IC Pension Plan shall transfer the vested termination benefit, including interest, to a vested benefits account or to the Substitute Pension Plan no later than two years after termination of employment.

5.	Article 29 remains applicable.

Art. 29 - Cash Payment

1.	Subject to Article 8(7), a member may apply to receive his vested termination benefit in cash:

a)	if he leaves Switzerland permanently for a country other than the Principality of Liechtenstein;

b)	if he becomes self-employed and is no longer subject to the LPP/BVG;

c)	if the vested termination benefit is less than the member’s annual contribution at the time of termination of employment.

2.	If the member is married, payment in cash may only be made with the written consent of the spouse. If such consent cannot be obtained, or is unduly withheld, the member may appeal to the courts.

3.	The Pension Board may require the member to submit any proof it deems necessary and may delay payment until such proof is submitted.

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Art. 30 - End of insurance

1.	IC Pension Plan insurance coverage ends on the day the member leaves the Pension Fund, namely on the last day of the month when employment ends.

2.	If, in the month following the end of employment, the member does not enter into an employment contract with a new employer, and if he has an earning incapacity which subsequently causes him to be qualified as disabled under the Main Plan, the benefits paid by the IC Pension Plan are those that were insured on the day the member left the IC Pension Plan.

3.	If the IC Pension Plan intervenes in accordance with paragraph 2 of this Article, and if the vested termination benefit was already transferred, the Pension Fund shall claim restitution. If restitution is not forthcoming, the IC Plan benefits shall be reduced accordingly.

4.	Article 31 (maintenance of insurance coverage as an external member) remains applicable.

Maintenance of Insurance Coverage

Art. 31 - Maintenance of Insurance as an External Member

1.	A member who applies to maintain his insurance cover as an external member under the Main Plan in accordance with Articles 57 and 58 of that Plan’s regulations also maintains his insurance coverage under the IC Pension Plan. The same applies to a member who applies to maintain his insurance cover as a contributing external member under the Main Plan in accordance with Article 59 of that Plan’s regulations.

2.	The member stops paying contributions; the retirement savings capital accrued at the last day of employment will be increased by interest at the rate set by the Pension Board.

3.	Benefit entitlements remain subject to the provisions of these Regulations. However, the application of Articles 8 (voluntary contributions) and 32 (accession to the property) to 45 is excluded.

4.	A member who is downgraded below grade I maintains his insurance coverage under the IC Pension Plan as an external member from the 1st day of the month coinciding with or following the downgrading. The member stops paying contributions; the accrued retirement savings capital will be increased by interest at the rate set by the Pension Board. Benefit entitlements remain subject to the provisions of these Regulations. Notwithstanding, Article 8 is excluded from application from the date of downgrading.

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Encouragement of Home Ownership

Art. 32 - General Provisions

1.	Any active member may use all or part of the retirement savings capital globally acquired in the Main Plan and in the IC Pension Plan to:

•	acquire or build a residential property;

•	acquire co-ownership of a residential property;

•	repay mortgages.

2.	The member may only use his retirement savings capital, or any part thereof, for one residential property at a time.

3.	The property may be:

a)	an apartment;

b)	a single-family home.

4.	“Residential property” is understood to mean:

a)	ownership;

b)	co-ownership, in particular condominium ownership;

c)	joint ownership by the member and his spouse;

d)	an independent and long-standing right to build a residence on leasehold property.

5.	“Co-ownership of a residential property” is understood to mean:

a)	the purchase of shares in a cooperative residential association;

b)	the purchase of shares of a publicly-owned, residential rental property;

c)	the granting of multiple-party loans to a non-profit residential organisation subject, however, to the condition that the rules of the cooperative residential association or of a similar ownership organisation selected by the member stipulate that on leaving the cooperative residential association or the publicly-owned residential property organisation or the non-profit residential organisation, the amounts invested in shares or similar certificates of such organisations may only be transferred only to a similar organisation in which the member personally uses a residence, or alternatively, to an occupational pension plan.

The share certificates or similar certificates must be deposited with the Pension Fund.

Art. 33 - Definition of a Residence for the Member’s Own Use

1.	The following provisions refer to the purchase of a residence “for the member’s own use”. A “residence for the member’s own use” is understood to mean a residence that the member uses at his place of domicile or at his usual place of residence.

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2.	If a member lives abroad, he must, before obtaining a withdrawal or making a pledge, submit the proof that he is using the amounts in question for his own residential property.

Art. 34 - Forms of Encouragement

1.	The encouragement of home ownership, within the meaning of these Regulations, may take two separate forms:

a)	withdrawal of all or part of the vested termination benefit, within the limits, and according to the terms and with the consequences described in the Articles 36 to 41 below;

b)	pledge of the vested termination benefit and/or of the entire entitlement to future benefits, within the limits, and according to the terms and with the consequences defined in Articles 42 to 44 below.

2.	The two forms of financing home ownership may be combined.

Art. 35 - Proof

1.	A member wishing to avail himself of his right to one or other form of financing home ownership must show that all applicable conditions have been satisfied by submitting the documents requested by the Pension Fund.

Art. 36 - Withdrawal - Entitlement

1.	Each member may request a withdrawal up to the end of the month in which he reaches age 62, provided, however, that he is not already drawing benefits from the IC Pension Plan.

2.	The member may also apply for the withdrawal within the time limit set in paragraph 1 and request that it be processed after that date, but not later than the date his retirement benefits begin. The time limits defined in Article 39 remain applicable.

3.	If the member is married, a withdrawal may only be made with the written consent of the spouse. If such agreement cannot be obtained or if it is refused, the member may appeal to the courts.

4.	A withdrawal may be claimed only once every 5 years.

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Art. 37 - Amount

1.	The aggregate withdrawal amount may not be less than CHF 20,000, subject to paragraph 2, and may not exceed the amount defined below:

a)	if requested up to the last day of the month in which the member turns 50:

the total vested termination benefit calculated at the date of the withdrawal in accordance with Articles 26 and 27 of these Regulations, and of Articles 52 and 53 of the Main Plan regulations.

b)	if requested after the last day of the month in which member turns 50:

the greater of the following amounts:

•

the vested termination benefit to which the member would have been entitled under the regulations of the pension plan of which he was a member on the last day of the month of his 50th birthday, had he terminated employment at that date, plus any repayments of withdrawals made after that date, less any withdrawals or pledges made after that date;

•

50 % of the difference between the lump-sum termination benefit calculated at the withdrawal date in accordance with Articles 26 and 27 of these Regulations and Articles 52 and 53 of the Main Plan regulations and the vested termination benefit already used for financing home ownership at that date.

2.	The limit of CHF 20,000 does not apply to the purchase of shares in cooperative residential associations or similar forms of co-ownership.

3.	Article 8(7) of these Regulations and Article 12(4) of the Main Plan regulations remain applicable.

4.	The Fund reserves the right to charge an administration fee for handling withdrawal requests.

Art. 38 - Consequences

1.	A withdrawal has the effect of reducing the retirement savings capital by an equal amount.

2.	The voluntary contributions of the member will be reduced proportionately with the reduction in retirement savings capital.

3.	To compensate the effects of the reduction in retirement savings capital on the IC Pension Plan death and disability benefits, the Pension Fund, acting as an intermediary, shall conclude an insurance policy covering all or part of the reduction in death and disability benefits insured by the IC Pension Plan. The member assumes the total cost of such an insurance policy.

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Art. 39 - Implementation

1.	The Fund shall pay the full withdrawal amount no later than 6 months after the member submits his withdrawal request; however, Article 36(2) remains applicable. In case of underfunding, this limit may be extended to 12 months. In case of significant underfunding, withdrawals for mortgage repayments may be deferred until further notice; the Fund shall inform members and the regulatory authority of the duration of this measure.

2.	After the documents requested by the Fund have been produced, the Fund shall transfer the agreed amount, with the member’s consent and based on the agreement concluded between the parties, directly to the creditor (seller, lender) or to the beneficiary according to Article 32(4) and (5).

3.	If the Fund can justify liquidity problems, the Pension Board shall establish a priority schedule and inform the regulatory authority; the Fund will discharge its obligations according to its cash flow position and the priority schedule.

Art. 40 - Repayment

1.	The member may repay the withdrawal no later than:

a)	the end of the month during which he reaches age 62, provided, however, that he does not already draw an early retirement pension;

b)	at the date on which he is recognised as disabled by the Main Plan or the IC Pension Plan, or at his death;

c)	on cash payment of his vested termination benefit.

2.	The repayment may not be less than CHF 20,000; if the amount outstanding is less than CHF 20,000 it must be repaid in a single amount.

3.	The Fund provides the member with confirmation of the repayment on an official form issued by the Federal Tax Office.

4.	If none of the conditions in paragraph 1 is fulfilled, the member must repay the withdrawal to the Fund if:

•	the residential property is sold;

•	rights are granted on the property which are economically equivalent to a sale.

5.	If the member dies and no benefits are payable by the IC Pension Plan upon his death, the heirs of the deceased are required to repay the amount of the withdrawal paid out by the IC Pension Plan and outstanding at the member's death, subject to Article 41(1). The repayment vests in the IC Pension Plan.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 17

6.	The aggregate withdrawal obtained from the Fund and repaid in accordance with paragraphs 1 and 4 of this article shall be applied first to the purchase of pension benefits in accordance with Article 10 of the Main Plan regulations and then to the rebuilding of retirement savings capital in accordance with Article 6 of these Regulations. The same applies to any amounts transferred in from another pension plan. Article 41(2) below remains applicable.

Art. 41 - Sale of the Residential Property

1.	If a residential property is sold the repayment obligation is limited to the withdrawal amounts received from the pension plans in which the member participated and which have not yet been repaid, but to no more than the proceeds of the sale, namely the sale price less the mortgage loans and the legal charges for the seller’s account. The obligations arising from loans contracted in the two years preceding the sale of the residential property are not taken into consideration for the calculation of the proceeds of the sale, unless the member can prove that the loans were used to finance his residential property.

2.	If, in the two years after the sale the member intends to reinvest the proceeds from the sale corresponding to the withdrawal in a new residential property, he may transfer the amount to a vested benefits institution.

3.	The assignment of property rights which are economically equivalent to a sale is also considered as a sale. However, the transfer of a residential property to a beneficiary within the meaning of pension legislation is not treated as a sale, although the beneficiary is subject to the same restrictions on sale as the member.

4.	The restriction on the right of sale is filed with the Land Registry. A request may be made to remove the entry when it becomes redundant, namely:

a)	3 years before the normal retirement date;

b)	after the occurrence of another insured event;

c)	on the cash payout of the vested termination benefit;

d)	if it is established that the amount invested in the residential property was repaid to the Fund or transferred to a vested termination benefits institution.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 18

Art. 42 - Pledge - Principle

1.	Up to the end of the month in which the member reaches age 62 and provided he is not already drawing a pension from the IC Pension Plan, he may pledge:

a)	up to the last day of the month in which the member turns 50:

up to a maximum of the vested termination benefit to which he would be entitled at the time of making the pledge calculated in accordance with Articles 26 and 27 of these Regulations and of Articles 52 and 53 of the Main Plan regulations;

b)	after the last day of the month in which the member turns 50:

up to the greater of the two amounts defined in Article 37(1)(b);

c)	regardless of age:

his entitlement to future benefits up to the amounts defined in paragraphs a) and b) above, taking into account his age.

2.	Article 8(7) of these Regulations and Article 12(4) of the Main Plan regulations remain applicable.

3.	Article 36 above concerning entitlement to a withdrawal applies mutatis mutandis to a pledge.

4.	Notwithstanding Article 36(4), the amount pledged may be adjusted at any time until the maximum amount defined in paragraph 1 is reached.

5.	To be valid, the Fund must receive written notice of a pledge.

Art. 43 - Consequences of Enforcing a Lien

1.	The Fund must inform the member about the consequences of the enforcement of a lien.

2.	If the lien is enforced, fully or in part, Article 38 shall apply by analogy.

Art. 44 - Consent of the Mortgagee

1.	The mortgagee’s written consent is required:

a)	for the cash payment of a vested termination benefit;

b)	if benefits are due by the IC Pension Plan;

c)	if part of the vested termination benefit is transferred to the member’s ex-spouse in the event of a divorce.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 19

2.	If the mortgagee refuses to give his consent, the IC Pension Plan shall deposit the amount in safekeeping.

3.	If the member changes employer and joins a new pension plan, the Fund must inform the mortgagee. In particular, the information must specify the name of the pension plan to which the vested termination benefit is transferred and the amount of the vested termination benefit.

Art. 45 - Tax Provisions on the Encouragement of Home Ownership

1.	Withdrawals and proceeds from the satisfaction of a pledge on the pension assets are taxable as pension income.

2.	In the case of repayment of the withdrawal or the proceeds from the satisfaction of a pledge, the taxpayer may apply for a refund of the taxes paid on the withdrawal or on the proceeds from the satisfaction of a pledge. Such repayments are not deductible from taxable income.

3.	To obtain a tax refund, the member must apply in writing to the tax office that collected the taxes and submit documents evidencing:

•	the repayment;

•	the retirement savings capital invested in the residential property;

•	the taxes paid to the Confederation, the canton and the municipality on a withdrawal or on the proceeds from the satisfaction of a pledge.

4.	The right to a tax refund lapses three years after the withdrawal or the proceeds from the satisfaction of a pledge is/are repaid to a pension plan.

5.	The Fund must notify the Federal Tax Office within 30 days of any withdrawal, proceeds from the satisfaction of a pledge, or repayment within the meaning of the above provisions.

6.	This Article applies to direct federal, cantonal and municipal taxes.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 20

4.	IC Pension Plan Resources

Art. 46 - General Resources

1.	The resources of the IC Plan consist of:

a)	regulatory contributions of the members;

b)	voluntary contributions within the meaning of Article 8 (voluntary contributions) and any repayments of amounts lost in accordance with Article 9 (loss of benefits);

c)	the regulatory contributions of the Employer;

d)	any temporary remedial contributions from members and the Employer;

e)	any grants, donations and bequests;

f)	insurance benefits and residual balances which, for whatever reason, are not allocated to the beneficiaries;

g)	income on its assets.

Art. 47 - Member’s Contributions

1.	Each member must pay contributions from the time he joins the IC Pension Plan and for as long as he is a member of that plan, but no later than the date on which he is recognised as disabled, or until the date he reaches normal retirement age. Article 31 (maintenance of insurance as an external member) remains applicable.

2.	The member’s annual contribution is equal to:

a.	contributory salary I:

•	salary bands A to D: 1.5%

•	salary band E: 5.1%

•	salary band F: 4.5%

b.	contributory salary II: 6%

3.	The member’s contribution to the IC Pension Plan is deducted from the member’s salary each year.

Art. 48 - Employer’s contribution

1.	As long as the member is required to pay contributions, the Employer shall do so as well.

2.	For each active member, the Employer pays a contribution equal to the contribution amount paid by the member. The Employer’s contribution is transferred to the IC Pension Plan together with the member’s contribution.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 21

Art. 49 - Remedial measures

1.	If and for as long as the IC Pension Plan is underfunded within the meaning of the LPP, the Pension Board may deduct a temporary remedial contribution from the Employer and active members within the limits prescribed by law.

2.	The Employer’s remedial contribution may only be deducted with its consent.

3.	The remedial contribution is not included for the purpose of calculating the minimum vested termination benefits (Article 27) and lump-sum death benefits (Article 22).

4.	If the IC Pension Plan is underfunded within the meaning of the LPP, the Pension Board may suspend payment of interest on accrued assets until the Plan regains a balanced financial position.

5.	If the IC Pension Plan is underfunded, the Pension Board may suspend the right to make voluntary contributions in accordance with Article 8 above.

6.	The Pension Board shall inform members of the scope and duration of any remedial measures.

Art. 50 - Assets

1.	The IC Pension Plan’s liability for the obligations hereunder is limited to its assets.

2.	The Employers assume no responsibility whatsoever for the obligations of the Pension Fund pursuant to these Regulations.

5.	Administration

Art. 51 - Pension Board

1.	The Pension Board, established in accordance with Article 8 of the Fund’s Statutes, is the sole governing body of the Fund. The Pension Board organises itself; in particular, it elects a Chair from among its number.

2.	The Board is made up of an even number, with at least six members, as follows:

•	one half consists of members appointed by the Employer, represented by the Philip Morris Products SA Board of Directors;

•	one half consists of members elected by the active members and chosen from among their number, in accordance with the procedure established by the outgoing Pension Board.

3.	The Fund guarantees the initial and ongoing training of Pension Board members to enable them to fully assume their administrative duties.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 22

Art. 52 - Term of Office

1.	The members of the Board have a 3-year term of office; on expiry, the members may be immediately reappointed or re-elected.

2.	The term of office of members appointed by the Board of Directors ends on the date stipulated in the relevant oral or written agreement.

3.	If a member of the Pension Board leaves the Employer or resigns from the Board before the end of the three-year term, he shall be immediately replaced by a successor who will complete the outgoing member’s term of office. The successor may be a deputy appointed or elected in advance, or a member appointed or elected mutatis mutandis pursuant to Article 51 (Pension Board).

Art. 53 - Duties, Powers, Convening, Resolutions

1.	The duties of the Pension Board, its powers, the rules for convening the Board and for decision-making are laid down in the Statutes of the Pension Fund.

2.	The Pension Board represents the Pension Fund vis-à-vis third parties and designates the persons authorised to bind the Fund by joint signature.

3.	On its own authority, it may delegate certain administrative and daily management duties to one or more of its members, to administrative staff members of the Philip Morris Group, or to third parties. Such delegations of power may be revoked at any time.

Art. 54 - Meetings and Resolutions

1.	The Board meets when convened, at least once a year, at such place and date at it may decide.

2.	The Board may validly pass resolutions at each meeting, provided a majority of its members are present.

3.	Resolutions are passed by a simple majority. The chair takes part in the vote.

4.	The Board may validly vote by correspondence if the object of the vote has been communicated in writing to all members and is approved by all.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 23

Art. 55 - Auditors

1.	The auditors may be:

•	a member of a group affiliated to the Swiss Chamber of Trustees and Auditors, or a member of the Swiss Organisation of Certified Public Accountants;

•	an auditing company recognised by the Federal Social Security Office or by the regulatory authority.

2.	The auditors appointed by the Pension Board verify each year the conduct of business, the financial statements, the investments and the retirement accounts of the IC Pension Plan.

3.	The auditors submit a written report on their observations and findings to the Pension Board and the regulatory authority.

Art. 56 - Accredited Pension Actuary

1.	The accredited pension actuary appointed by the Board shall periodically verify that:

a)	the IC Pension Plan offers the assurance that it can meet its obligations;

b)	the actuarial provisions concerning benefits and financing comply with legal requirements.

2.	If the actuary finds shortcomings, he shall propose appropriate remedial action to the Board to eliminate such deficiencies.

3.	In case of underfunding, the actuary shall propose remedial measures to the Pension Board with a view to restoring the Plan’s balanced financial position within a reasonable period of time.

Art. 57 - Liability, Confidentiality

1.	All persons responsible for the administration, management, or auditing of the IC Pension Plan shall be liable for any loss or damage they may cause the Plan wilfully or by negligence.

2.	The persons referred to in paragraph 1 are bound to maintain confidentiality in respect of all facts and information of a confidential nature that may come to their knowledge during the course of their work.

3.	The Employer shall be liable for any loss or damage suffered by the IC Pension Plan as a result of its failure to provide material information to the latter (in particular: new members, salaries, salary changes, termination of employment, etc.)

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 24

Art. 58 - Information

1.	The Fund sends each member an insurance certificate for the IC Pension Plan at least once a year.

2.	The certificate shows the member’s insurance situation, particularly the following amounts: insured benefits, contributory salary, and vested termination benefit. In the event of discrepancy between the insurance certificate and these Regulations, the Regulations shall take precedence.

3.	Moreover, the Fund sends each member, at least once a year, a summary annual report containing information, inter alia, on the IC Pension Plan organisation and financing, and on the composition of the Pension Board.

4.	The Fund also informs members at their request of the return on capital, trends in actuarial risk, administrative expenses, mathematical reserve calculation rules, additional reserves and funded status. It bases its information on the most recent report of the accredited pension actuary.

6.	Transitional Provisions

Art. 59 - Voluntary Contributions on the Entry into Effect of the IC Plan

1.	The regulations effective on 1 February 2005 concerning the purchase of benefits on the entry into effect of the IC Pension Plan, remain applicable.

Art. 60 - Repealed

Art. 61 - Disability Benefits

1.	When the incapacity for work, the cause of which led to the disability, commenced between 1 February and 31 December 2005, entitlement to disability benefits is governed exclusively by the regulations which came into effect on 1 February 2005

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 25

7.	Final Provisions

Art. 62 - Amendment of the Regulations

1.	The Pension Board may amend these Regulations at any time provided it does not reduce members’ vested benefits calculated at the date of the amendment.

Art. 63 - Interpretation

1.	Any cases not expressly provided for in these Regulations shall be decided by the Pension Board taking into account the meaning and spirit of the Statutes of the Pension Fund, these Regulations of the IC Pension Fund, applicable legislation and the corresponding implementation ordinances.

Art. 64 - Disputes

1.	Any dispute arising out of the interpretation, the application or non-application of these Regulations shall be submitted to the competent courts at the registered office or Swiss domicile of the defendant, or of the place of business in Switzerland where the member was employed.

Art. 65 - Translations

1.	These Regulations were drawn up in French; they may be translated into English.

2.	In case of discrepancy between the French version and the English translation, the French version shall take precedence.

Art. 66 - Supplementary Regulations

1.	To comply with occupational pension legislation, the Board shall draw up supplementary regulations defining conditions and procedure in the event of partial liquidation. They shall be submitted to the regulatory authority for approval.

2.	The Board shall also establish an investment policy covering investment allocation and providing rules for asset allocation, the reference framework, and the organisation of day to day management.

Pension Fund Philip Morris in Switzerland
Regulations IC Pension Plan	page 26

Art. 67 - Effective Date

1.	These Regulations enter into effect on 1 January 2011; they supersede the Regulations effective on 1 January 2009.

2.	They shall be submitted to the competent regulatory authority.

3.	They shall be published on the Employer’s intranet site and a hard copy shall be sent to members upon request.

Regulations of the Pension Fund
Philip Morris in Switzerland	Appendix 1

Coordination amount

The coordination amount for purposes of Article 6, Section 2, of these Regulations is equal to CHF 18’540.00 as from the 1st day of January 2011.

Minimum amount for purposes of Article 1, Section 1, Subsection d

The minimum amount for purposes of Article 1, Section 1, Subsection d of these Regulations for which participation of an employee becomes mandatory is equal to CHF 20’880.00 as from the 1st day of January 2011.

Minimum contributory salary for purposes of Article 6, Section 2

The minimum annual contributory salary for purposes of Article 6, Section 2, of the Fund’s is equal to CHF 3’480.00 as from the 1st day of January 2011.

Maximum contributory salary for purposes of Article 6, Section 2

The maximum annual contributory salary for purposes of Article 6, Section 2, of the Fund’s is equal to CHF 835’200.00 as from the 1st day of January 2011.

Elements of compensation taken into account

The following regular elements of compensation are taken into account for purposes of calculating the Contributory Salary:

Annual base salary

Work group bonus

Merit lump sum

Night work supplement

Long service bonus

Rates to convert the pension into a lump sum

Cost for a pension of CHF 1.- as from 2004

LPP 2000 4% / Retirement age 65 years

Spouse’s pension

Age	Males/Females

58	16.578
59	16.273
60	15.962
61	15.645
62	15.322
63	14.996
64	14.668
65	14.339
66	13.976

This Appendix becomes effective as from the 1st day of January 2011

Regulations of the Pension Fund
Philip Morris in Switzerland	Appendix 2

Actuarial factors for use at entry into or termination from the Pension Fund

Cost for a pension of CHF 1.- as from 2004

LPP 2000 4% / Retirement age 65 years

Spouse’s pension / Employee contribution of 6%

Age	Males /Females

24	3.867
25	4.000
26	4.133
27	4.267
28	4.400
29	4.533
30	4.667
31	4.800
32	4.933
33	5.067
34	5.200
35	5.333
36	5.467
37	5.600
38	5.733
39	5.867
40	6.000
41	6.133
42	6.267
43	6.400
44	6.533
45	6.724
46	6.953
47	7.191
48	7.438
49	7.695
50	7.964
51	8.243
52	8.534
53	8.839
54	9.156
55	9.493
56	9.881
57	10.287
58	10.713
59	11.160
60	11.629
61	12.120
62	12.636
63	13.178
64	13.745
65	14.339

These factors become effective as from the 1st day of January 2004